THIRD AMENDMENT TO

CNG NONEMPLOYEE DIRECTORS' FEE PLAN

The CNG Nonemployee Directors' Fee Plan, as amended and restated effective October 1, 1996, and as subsequently amended by First and Second Amendments thereto, is hereby further amended as follows:

1. The last two sentences of subparagraph (d) of paragraph 3 are deleted, and the following two sentences are substituted in lieu thereof:

"However, if amounts are invested in CTG Common Stock pursuant to a Director's expression of investment preference or pursuant to the provisions of subparagraph (e) of paragraph 3, no subsequent change in the investment of those amounts shall be permitted. Except as provided in the preceding sentence, a Participant may change his expression of investment preference as to existing contributions, or future contributions thereto, at any time."

2. The following sentence is added to subparagraph (c) of paragraph 4:

"However, a cash distribution shall not be allowed with respect to shares of CTG Common Stock held under the Plan unless such shares had been held thereunder for a period of at least six (6) months."

3. Except as hereinabove modified and amended, the Directors' Fee Plan, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Connecticut Natural Gas Corporation hereby executes this Third Amendment this 1st day of December, 1998.

WITNESS:	CONNECTICUT NATURAL GAS CORPORATION
S/ Judith A. Ries	By: S/ Jean S. McCarthy
Its: Vice President